UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2011

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) [Missing Graphic Reference]

Item 1.01.  Entry into a Material Definitive Agreement.

On June 8, 2011, Consolidated Communications Holdings, Inc. (the “Company”) and several of its subsidiaries entered into an Amendment Agreement (“Amendment Agreement”) with a group of the Company’s existing lenders and Wells Fargo Bank, National Association, as administrative agent.  Under the Amendment Agreement, the parties thereto agreed to amend and restate the Company’s existing December 31, 2007 Credit Agreement (the “2007 Credit Agreement”), with the amendment and restatement to be effective following the Company obtaining the consent of certain lenders under the 2007 Credit Agreement.  Also on June 8, 2011, the consent of the requisite number of such lenders was obtained, and as a result, the new Credit Agreement among the Company, as parent guarantor, several of its subsidiaries named therein, the lenders named therein, Wells Fargo Bank, National Association, as administrative agent, issuing bank and swingline lender, CoBank, ACB, as syndication agent, General Electric Capital Corporation, as documentation agent, The Royal Bank of Scotland PLC, as documentation agent, and Wells Fargo Securities LLC, as sole lead arranger and sole bookrunnder (the “New Credit Agreement”), became effective.

The New Credit Agreement extends the maturity date of $409.1 million (46.5%) of the total outstanding $880.0 million in principal amount of the Company’s outstanding term loans from December 31, 2014 to December 31, 2017 and extends the termination date with respect to $38.7 million (77.4%) its $50 million undrawn revolving loan facility from December 31, 2013 to June 8, 2016.  Pricing and terms include the following:

•	The incremental facility is increased from $250 million to $300 million, which, with certain restrictions, can be used in an acquisition or for refinancing the non-extended portion.
•	Interest on the extended tranche of the term loans is computed based on a specified Eurodollar rate plus a spread of 3.75%.
•
Interest on the extended tranche of the revolving loans, if drawn, is also computed based on a spread over a specified Eurodollar rate and will be based upon the Company’s “Total Net Leverage Ratio” (as such term is defined in the New Credit Agreement).  The range of the spread is from 2.75% to 3.50%.

•	A 1% annual amortization ($8.8 million per year) of the term loans beginning on March 31, 2012 is required.
•	Net hedging liabilities are eliminated from the definition of “Consolidated Indebtedness” (as such term is defined in the New Credit Agreement).
•	Adjustments to “Consolidated EBITDA” (as such term is defined in the New Credit Agreement) were expanded and updated.

The New Credit Agreement contains substantially the same representations and warranties, affirmative and negative covenants and events of default as the 2007 Credit Agreement.

The foregoing descriptions of the Amendment Agreement and the New Credit Agreement are qualified in their entirety by the terms of the Amendment Agreement and the New Credit Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

A copy of the news release issued by the Company on June 8, 2011 announcing the Amendment Agreement and the New Credit Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01.  Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Amendment Agreement dated June 8, 2011 by and among the Company, the subsidiaries of the Company named therein, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent

99.1	Press Release dated June 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2011
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment Agreement dated June 8, 2011 by and among the Company, the subsidiaries of the Company named therein, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent

99.1	Press Release dated June 8, 2011